Exhibit 10.80

AMENDMENT NO. 1 TO

ADMINISTRATIVE SERVICES AGREEMENT

This AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT (this “Amendment”), is entered into effective as of August 22, 2016 (“Effective Date”) by and between BLOOM ENERGY CORPORATION, a Delaware corporation (“Administrator”) and 2015 ESA PROJECT COMPANY, LLC (the “Company”, and together with Administrator, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings given to them in the ASA (as defined below). All Section, annex and exhibit references, unless otherwise indicated, shall be references to Sections of the ASA and the rules of interpretation set forth in the ASA apply as if set forth herein.

RECITALS

WHEREAS, reference is hereby made to that certain Administrative Services Agreement, dated as of June 25, 2015, by and between the Company and Administrator (the “ASA”); and

WHEREAS, the Company has entered into a new Redeployment Revenue Sharing Agreement dated as of August 22, 2016 (the “Kaiser Redeployment Agreement”) with Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc. (together “Kaiser”), and the Parties wish to amend the ASA in connection with such Kaiser Redeployment Agreement, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT

Section 1. Amendment to the ASA.

(a) A new definition is hereby added to Section 1.01 of the ASA, in alphabetical order immediately following the definition of “Project Company”, to read as follows:

“Project Company ASA” means the Administrative Services Agreement, dated as of June 25, 2015, by and between the Administrator and the Project Company.

(b) A new Section 2.05 is hereby added to the ASA immediately following Section 2.04, to read as follows:

2.05 Repurchase of Terminated Kaiser Facilities. Reference is hereby made to that certain Redeployment Revenue Sharing Agreement dated as of August 22, 2016 (the “Kaiser Redeployment Agreement”), by and among Kaiser Foundation Hospitals, Kaiser Foundation Health Plan, Inc. (together “Kaiser”) and the Company. In the event that the Administrator has been unable to successfully re-market and re-deploy any Bloom

System(s) subject to the Kaiser Redeployment Agreement within the two hundred forty (240) day “Redeployment Period” set forth in such Kaiser Redeployment Agreement (or such longer period as may be agreed as between the Company and Kaiser), Administrator will, upon request by the Company, repurchase such Bloom System(s) from the Company for the scrap value of such Bloom Systems, as determined by the Parties acting reasonably and in good faith.

(c) A new Section 9.02 is hereby amended and restated in its entirety to read as follows:

9.02 Liability. The aggregate liability of the Administrator under this Agreement and the Project Company ASA shall be limited to the aggregate amount of the Administration Fees ~~Fee~~ actually paid to the Administrator under this Agreement and the Project Company ASA; provided such limitation of liability shall not apply to (a) any liability under this Agreement that is the result of the fraud, gross negligence, willful misconduct or willful violation of applicable law of the Administrator, ~~and~~ (b) events or circumstances in respect of which insurance proceeds have been received, it being the Parties’ specific intent that nothing contained herein is intended to, nor shall, relieve or limit any insurer’s obligation under any applicable insurance policy, and (c) any amounts owed by Administrator to the Company pursuant to Section 2.05 hereof. In the event that, at any time, Administrator’s aggregate liability actually incurred pursuant to this Agreement and the Project Company ASA exceeds the limit set forth herein, the Company shall promptly repay to the Administrator any such excess amount.

Section 2. No Other Changes or Waivers. Except as expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the ASA remain unaltered and in full force and effect. Except as specifically provided herein, the execution, delivery and performance of this Amendment shall not be deemed as a waiver of any other matters or any future matters. The ASA and this Amendment shall be read and construed as one instrument.

Section 3. Headings. The section and paragraph headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning and interpretation of this Amendment.

Section 4. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 5. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6. Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Signatures of the parties hereto transmitted by facsimile or portable document format (PDF) shall be deemed to be their original signatures for all purposes.

[The remainder of this page intentionally left blank]

IN WITNESS WHEROF, the parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the Effective Date.

BLOOM ENERGY CORPORATION

By:	/s/ Randy Furr
Name:	Randy Furr
Title:	Chief Executive Officer

2015 ESA HOLDCO, LLC

By:	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO ASA